Exhibit 24.1

                                  POWER OF ATTORNEY


                        KNOW ALL MEN BY THESE PRESENTS that each officer and director of GlenGate Apparel, Inc. (the "Company") whose signature appears below constitutes and appoints George J. Gatesy and Peter
Culbertson, and each of them, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Post-
Effective Amendment No. 1 to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:


Signature               Title                         Date


/s/ George Gatesy       President and Chairman        July 25, 1997
---------------------  (Principal Executive Officer)
George J. Gatesy



/s/ Peter Culbertson   Chief Operating Officer,       July 25, 1997
---------------------  Chief Financial Officer,
Peter Culbertson       Treasurer and Secretary



/s/ James C. Willcox    Director                      July 25, 1997
---------------------
James C. Willcox


/s/ Travis R. Metz      Director                      July 25, 1997
---------------------
Travis R. Metz